SHARE PURCHASE AGREEMENT


     THIS SHARE PURCHASE AGREEMENT (this "Agreement") is made as of the 18th day of May, 1999, by and among SCNV ACQUISITION CORP., a Delaware corporation (the "Purchaser"); Elecmatec Electro-Magnetic Technologies Ltd., and Israeli Company (the "Company"); and Mr. Ariel Shemer, Israeli ID Number 0-0749007-1; and Dr. Israel Weinbaum, Israeli ID Number 0-5070058-2 (each a "Selling Shareholder" and together, the "Selling Shareholders").

                                   WITNESSETH:

     WHEREAS, the Selling Shareholders own and desire to sell four thousand (4,000) Ordinary Shares, nominal value NIS 0.01 each (the "Shares") of the Company; and

     WHEREAS, the Purchaser desires to purchase the Shares on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

     1. Sale and Purchase. Subject to the terms and conditions hereof, at the Closing, the Selling Shareholders shall sell and transfer to the Purchaser, and the Purchaser shall purchase from the Selling Shareholders, for an aggregate purchase price of thirteen thousand, one-hundred and twenty-five US Dollars ($13,125) (the "Purchase Price"), 4,000 Ordinary Shares of the Company, nominal value NIS 0.01 each.

     2. Additional Consideration.

     2.1 Qualified Investment. In the event the Company will be successful in obtaining a Qualified Investment, as defined below, the Purchaser shall pay the Selling Shareholders an additional sum, as follows: for every dollar raised in the Qualified Investment, the Purchaser shall pay the Selling Shareholders an additional sum of $0.0467 (four cents and sixty-seven hundredths of a cent) up to an aggregate additional sum of $70,000 (seventy thousand US Dollars). For purposes of this Agreement, the term "Qualified Investment" shall mean the raising by the Company of an aggregate sum of at least $500,000 (five-hundred thousand US dollars) in debt or equity financing from person(s) other than the Purchaser or an Affiliate of the Purchaser; provided however that in the event of debt financing, an investment shall not be deemed a Qualified Investment if
(i) the Purchaser or an Affiliate of the Purchaser is required to provide a guarantee in order for the Company to obtain such financing or (ii) as a result of such debt financing, the pledge of the Company's assets in favor of the Purchaser pursuant to the Pledge Agreement between the Company and the Purchaser, dated as of December 30, 1998, as amended, (a copy of which is attached hereto as Exhibit A), is made inferior to a pledge in favor of such third party lender, unless the full amount of the Loans, as defined below, is repaid as a result of such debt financing. For purposes of this Agreement, "Affiliate" shall mean an entity controlled by, controlling, or under common control with another entity where control is the power to elect or appoint more than 50% of the board of directors or other governing body of such entity or the power to vote more than 50% of the shares of such entity.


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     2.2  Earn-Up.  Following  the full  repayment  by the  Company of the loans
(including profits thereon pursuant to the terms of the Heiterei Iska) obtained, and to be obtained, by the Company from SCNV pursuant to that certain loan agreement dated May 18, 1999, between the Company and the Purchaser (a copy of which is attached hereto as Exhibit B) (the "Loans"), in each calendar quarter in which the Company (A) obtains positive net income and (B) has overall retained earnings which would permit the Company to distribute dividends under the law, SCNV shall pay the Selling Shareholders an amount equal in the aggregate to 10% of such net income as further consideration for the Shares, until the total amount of consideration paid by SCNV to the Selling Shareholders under this Section 2.2 reaches $360,000; provided however, that SCNV shall in no event be required to pay more than $180,000 to the Selling Shareholders in any single calendar year.

     3. Closing of Sale and Purchase.

     3.1 Closing. The sale of the Shares, the purchase thereof by the Purchaser and the registration of the Shares in the names of the Purchaser in the share transfer register of the Company, shall take place on the date hereof.

     3.2 Transactions at Closing. At the Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transactions shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

     3.2.1 The Selling Shareholders shall deliver to the Purchaser the following documents:

          (a) duly executed share transfer deeds, against payment of the purchase price therefor in US dollars, and

          (b) True and correct copies of  resolutions of the Company's  Board of
     Directors   approving   the   transfer  of  the  Shares  from  the  Selling
     Shareholders to the Purchaser;

     3.2.2 The Purchaser shall cause the transfer to the Selling Shareholders of the Purchase Price for the Shares by wire transfer, banker's check, or such other form of payment as is mutually agreed by the Company and the Purchaser.

     4. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder hereby represents and warrants to the Purchaser as follows:

     4.1 Title. Selling Shareholder has good and valid title to the Shares to be transferred by Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or claims, and third party rights of whatever nature, and upon delivery of such Shares, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the Purchaser.

     4.2 Due Issuance. The Shares to be transferred by Selling Shareholder hereunder have been duly authorized, are validly issued, fully paid and non-assessable.


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                                       3


     4.3 Authority. The Selling Shareholder has full right, power and authority to enter into this Agreement; the execution, delivery and performance of this Agreement by Selling Shareholder and the consummation by Selling Shareholder of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Selling Shareholder is a party or by which Selling Shareholder is bound or to which any of the property or assets of Selling Shareholder is subject, nor will such actions result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Selling Shareholder; and no consent, approval, authorization or order of, or filing or registration with any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by Selling Shareholder and the consummation by Selling Shareholder of the transactions contemplated hereby.

     4.4 Effectiveness; Survival; Indemnification. Each representation and warranty herein is deemed to be made on the date of this Agreement and at the Closing, and shall survive and remain in full force and effect after the Closing. In the event of any material breach or misrepresentation of any covenant, warranty or representation made by Selling Shareholder under this Agreement, the Selling Shareholder shall indemnify the Purchaser and hold it harmless from any and all loss, damage, liability and expense (including reasonable legal fees and costs) sustained or incurred by the Purchaser as a result of or in connection with said breach or misrepresentation for an indefinite period.

     5. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Selling Shareholders as follows:

     5.1 Organization. The Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted. The Purchaser has all requisite power and authority to execute and deliver this Agreement, and other agreements contemplated hereby or which are ancillary hereto, and to consummate the transactions contemplated hereby and thereby.

     5.2 Enforceability. Neither the execution and delivery of this Agreement nor compliance by the Purchaser with the terms and provisions hereof and thereof, will conflict with, or result in a breach or violation of, any of the terms, conditions and provisions of: (i) the Purchaser's charter documents, (ii) any judgment, order, injunction, decree, or ruling of any domestic court or governmental authority, to which the Purchaser is subject, or (iii) any agreement, contract, lease, license or commitment to which the Purchaser is a party. This Agreement, when executed and delivered by the Purchaser, will constitute the valid, binding and enforceable obligations of the Purchaser.

     5.3 Authorization. All corporate action on the part of the Purchaser necessary for the authorization, execution, delivery, and performance of all of the Purchaser's obligations under this Agreement has been (or will be) taken prior to the Closing.

     5.4 Loan Agreement. The Purchaser acknowledges that the Selling Shareholders are in no way guarantors for the repayment of the Loans by the Company and that the Loans were not made, and will not be made, to the Company based on any representations or warranties made by the Selling Shareholders.


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                                       4


     5.5 Effectiveness; Survival; Indemnification. Each representation and warranty herein is deemed to be made on the date of this Agreement and at the Closing, and shall survive and remain in full force and effect after the Closing. In the event of any material breach or misrepresentation of any covenant, warranty or representation made by the Purchaser under this Agreement, the Purchaser shall indemnify the Selling Shareholders and hold them harmless from any and all loss, damage, liability and expense (including reasonable legal fees and costs) sustained or incurred by the Selling Shareholders as a result of or in connection with said breach or misrepresentation for an indefinite period.

     6. Conditions of Closing of the Purchaser. The obligations of the Purchaser to purchase the Shares and transfer the Purchase Price at the Closing are subject to the fulfillment at or before the Closing of the following conditions precedent, any one or more of which may be waived in whole or in part by the Purchaser, which waiver shall be at the sole discretion of the Purchaser:

     6.1 Representations and Warranties. The representations and warranties made by the Selling Shareholders in this Agreement shall have been true and correct when made, and shall be true and correct as of the Closing as if made on the date of the Closing.

     6.2 Legal Investment. On the Closing Date, the sale of the Shares shall be legally permitted by all laws and regulations to which the Company is subject.

     6.3 Delivery of Documents. All of the documents to be delivered by the Selling Shareholders pursuant to Section 3.2.1 shall have been delivered to the Purchaser.

     7. Conditions of Closing of the Selling Shareholders. The Selling Shareholders' obligations to sell the Shares at the Closing are subject to the fulfillment at or before the Closing of the following conditions, which may be waived in whole or in part by the Selling Shareholders, and which waiver shall be at the sole discretion of the Selling Shareholders:

     7.1 Representations and Warranties. The representations and warranties made by the Purchaser in this Agreement shall have been true and correct when made, and shall be true and correct as of the date of the Closing.

     7.2 Purchase Price. The Purchaser shall have transferred to the Selling Shareholders the Purchase Price in full.

     7.3 Delivery of Documents. The Legal Fees Agreement between the Company and the Selling Shareholders, attached hereto as Exhibit C, shall have been executed by the Company and shall have been delivered to the Selling Shareholders. The Option Grant Letters between the Purchaser and each of the Selling Shareholders, attached hereto as Exhibits D-1 and D-2, shall have been executed by the Purchaser and shall have been delivered to the Selling Shareholders.

     8.  Financial  Statements.  Until full  payment of the amounts set forth in
Section 2.1 and 2.2 above, the Company shall provide the Selling Shareholders on an annual basis with a copy of its audited financial statements; provided however, that the failure to provide such financials shall not be deemed a breach by the Company of this Agreement unless with respect to the final audited financial statements of any given calendar year the Selling Shareholders notify the Company that they have not received such financials and the


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                                       5


Company fails to provide the Selling Shareholders with such financial within the later of (i) 30 days following the approval of such financial statements by the Board of Directors of the Company and (ii) 30 days following the receipt of such notice.

     9. Miscellaneous

     9.1 Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

     9.2 Governing Law; Jurisdiction. This Agreement shall be governed by and construed according to the laws of the State of Israel, without regard to the conflict of laws provisions thereof.

     9.3 Successors and Assigns; Assignment. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of each party to this Agreement, with the exception of assignments and transfers from the Purchaser to any other entity which controls, is controlled by or is under common control with, the Purchaser; provided in each case that each such transferee or assignee agrees in writing to be bound by the terms of this Agreement.

     9.4 Entire Agreement; Amendment and Waiver. This Agreement and the Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of all of the Company and the Purchaser.

     9.5 Notices, etc. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be telecopied or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to such party's address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:


if to the Purchaser:              SCNV Acquisition Corp.
                                  c/o Solmecs (Israel) Ltd.
                                  Attn.: Chief Executive Officer
                                  Omer Industrial Park
                                  Omer, Israel

if to the Company:                Elecmatec Electro-Magnetic Technologies Ltd.
                                  Attn: Chief Executive Officer
                                  Omer Industrial Park
                                  Omer, Israel


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                                       6


if to Mr. Ariel Shemer:           Shemer Rosen Laufer &
                                  Glaser Law Offices
                                  3 Daniel Frisch St.
                                  Tel Aviv 64731
                                  Israel

if to Dr. Israel Weinbaum         Dr. Israel Weinbaum, Law
                                  Office & Notary
                                  4 Marmorek St.
                                  Tel Aviv
                                  Israel


or such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance with this Section 9.5 shall be effective (i) if mailed, seven (7) business days after mailing, (ii) if sent by messenger, upon delivery, and (iii) if sent via facsimile, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt.

     9.6 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

     9.7 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

     9.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.


     IN WITNESS WHEREOF the parties have signed this Agreement as of the date first hereinabove set forth.


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SCNV Acquisition Corp.              Elecmatec Electro-Magnetic Technologies Ltd.

By: /s/ Shaul Lesin                 By: /s/ Arik El-Boher
    ---------------------           -------------------------
Name:   Shaul Lesin                 Name:   Arik El-Boher
Title:   E.V.P.                     Title:  CEO




/s/ Ariel Shemer                                /s/ Israel Weinbaum
-------------------------                    -------------------------
       Ariel Shemer                               Israel Weinbaum